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                                                                   EXHIBIT 10.24

               FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                    ENSTAR INCOME/GROWTH PROGRAM FIVE-A, L.P.

         WHEREAS, Section 17.1 of the Second Amended and Restated Agreement of Limited Partnership of Enstar Income/Growth Program Five-A, L.P. (the "Partnership Agreement") provides that it may be amended upon the determination of the General Partners without the consent or approval of the Limited Partners of such an amendment if, among other things, such amendment is to correct a scrivener's error in the agreement and any certificates filed in connection therewith; and

         WHEREAS, Section 2.5(a)(7) of the Partnership Agreement provides that the General Partners, or either of them, may act with the power of attorney on behalf of the Limited Partners to execute any and all amendments amending the Partnership Agreement to effect such a change; and

         WHEREAS, the Thirteenth Amendment to the Amended and Restated Agreement of Certificate of Limited Partnership dated January 29, 1988, amended Section
5.3.2 of the Amended and Restated Agreement of Limited Partnership of Enstar Income/Growth Program Five-A, L.P. to include the following sentences:

         "For purposes of this Section, 'permanent financing' shall mean indebtedness encumbering Systems or Franchises, the principal amount of which is scheduled to be paid over a period of not less than forty-eight months, and not more than 50% of the principal amount of which is scheduled to be paid during the first twenty-four months. Nothing in this definition shall be construed as prohibiting a bona-fide prepayment provision in any financing agreement."

and

         WHEREAS, such amendment was required to be entered into by the Partnership pursuant to an undertaking by the Partnership with the Securities Division of the State of Massachusetts upon registration of the Partnership in the Commonwealth of Massachusetts; and

         WHEREAS, when the Partnership Agreement was amended and restated as of August 1, 1988 to conform to the provisions of the Georgia Revised Limited Partnership Act, the additional sentences contained in such amendment were inadvertently not included in such restatement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Section 5.3.2 of the Partnership Agreement is amended to include the following additional sentences:


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         "For purposes of this Section, 'permanent financing' shall mean indebtedness encumbering Systems or Franchises, the principal amount of which is scheduled to be paid over a period of not less than forty-eight months, and not more than 50% of the principal amount of which is scheduled to be paid during the first twenty-four months. Nothing in this definition shall be construed as prohibiting a bona-fide prepayment provision in any financing agreement."

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Second Amended and Restated Agreement of Limited Partnership as of the ____ day of August, 1997.

                                                 /s/ Michael K. Menerey
                                               ---------------------------------
                                               Michael K. Menerey, as Chief
                                               Financial Officer of Enstar
                                               Communications Corporation in its
                                               capacity as the Corporate General
                                               Partner and in its capacity as
                                               Attorney-in-Fact for the Limited
                                               Partners



                                                 /s/ Robert T. Graff, Jr.
                                               ---------------------------------
                                               Robert T. Graff, Jr.